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                     (LETTERHEAD OF PILLSBURY WINTHROP LLP)

                                                                     EXHIBIT 5.2



                                  June 12, 2003


Public Service Company of New Mexico
Alvarado Square
Albuquerque, New Mexico  87158

Ladies and Gentlemen:

We have acted as special New York counsel for Public Service Company of New Mexico, a New Mexico corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") on or about the date hereof of a registration statement on Form S-3 (the "Registration Statement") to register under the Securities Act of 1933, as amended (the "Act"), $500,000,000 maximum aggregate offering price of senior unsecured notes (the "Notes") to be issued under an indenture, dated as of August 1, 1998 (the "Indenture"), which is filed as Exhibit 4.1 to the Registration Statement, between the Company and JPMorgan Chase Bank, as trustee, and shares of the Company's preferred stock

In our capacity as such counsel, we have either participated in the preparation of or have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof (the "Prospectus"), and the Indenture. We have also reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1. With respect to the Notes, after (a) the Company's Board of Directors or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and establish the terms of such Notes, the terms of the offering of the Notes and related matters,
                  (b) the Registration Statement has become effective and the securities or "blue sky" laws of various states shall have been complied with, and (c) any other applicable regulatory approvals have been obtained, then when (i) any

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                  supplemental indenture to the Indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Notes have been duly executed and delivered by the Company and the trustee named therein, (ii) the Notes have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and (iii) the Notes have been issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any supplement to the Prospectus and in accordance with the Indenture, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

The foregoing is subject to no stop order with respect to the Registration Statement having been issued by the Commission or any state securities commission.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Validity" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

We are members of the bar of the State of New York and for purposes of this opinion do not purport to be experts on any laws other than the laws of the State of New York and the Federal laws of the United States of America. Insofar as this opinion relates to matters which are governed by the laws of the State of New Mexico, we have relied upon the opinion of Keleher & McLeod, P.A. addressed to you of even date herewith, which is being filed as an exhibit to the Registration Statement.

This opinion is expressed as of the date hereof and we do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to our attention, or any change in law that may occur hereafter.

Very truly yours,

/s/ Pillsbury Winthrop LLP


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